                       SECOND AMENDMENT AND MODIFICATION
                        TO LOAN AND SECURITY AGREEMENT
                        ------------------------------

     THIS SECOND AMENDMENT AND MODIFICATION TO LOAN AND SECURITY AGREEMENT (the "AMENDMENT") is made effective as of the 4th day of April, 1996, by and among NOBEL EDUCATION DYNAMICS, INC., BLUEGRASS REAL ESTATE COMPANY, INC., IMAGINE EDUCATIONAL PRODUCTS, INC., CHILDREN'S PARK, INCORPORATED, MERRYHILL SCHOOLS, INC., ROCKING HORSE MANAGEMENT CORPORATION, EDUCO, INC. (collectively, the "OBLIGORS") and FIRST VALLEY BANK ("BANK").

                                   BACKGROUND
                                   ----------

     A. By a Loan and Security Agreement dated August 30, 1995 (as amended by that certain Amendment and Modification to Loan and Security Agreement dated as of September 1, 1995, the "LOAN AGREEMENT"), among Obligors and Bank, Bank agreed, inter alia, to extend to Obligors a (i) revolving line of credit in the
        ----- ----
principal amount of up to Seven Million Five Hundred Thousand Dollars ($7,500,000.00), and (ii) term loan in the original principal amount of Seven Million Five Hundred Thousand Dollars ($7,500,000.00).

     B. Capitalized terms not otherwise defined herein shall have the meanings set forth therefor in the Loan Agreement.

     NOW, THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:

     1.   NEW TERM LOAN.  Contemporaneously with the execution hereof, Bank will
          -------------
lend to Obligors and Obligors will borrow from Bank an amount equal to Six Million Dollars ($6,000,000.00) (the "NEW TERM LOAN"). Obligors obligation to repay the New Term Loan shall be evidenced by Obligors' promissory note (the "NEW TERM NOTE") in the face amount of Six Million Dollars ($6,000,000.00), which shall be in the form attached hereto as EXHIBIT "A" with the blanks
                                              -----------
appropriately filled in.

     2.   USE OF PROCEEDS.  The proceeds of the New Term Loan shall be used by
          ---------------
Obligors to pay in full all indebtedness of Obligors to Allied Capital Corporation, Allied Capital Corporation II, Allied Investment Corporation and Allied Investment Corporation II.

     3.   INTEREST RATE ON THE NEW TERM LOAN.  Interest on the unpaid principal
          ----------------------------------
balance of the New Term Loan will accrue from the date of advance until final payment thereof at a fixed, per annum rate equal to eight percent (8%).

     4.   DEFAULT RATE.  Upon the occurrence and during the continuance of an
          ------------
Event of Default, at the option of Bank after ten (10) days notice to Obligors, interest will accrue on the outstanding principal balance of the New Term Loan at a per annum rate which is three percent (3%) in excess of the otherwise applicable non-default rate of interest for the New Term Loan.

     5.   PAYMENTS.  Principal and interest on the New Term Loan shall be paid
          --------
as follows:

          (A)  INTEREST.  Obligors will pay interest in arrears on the principal
               --------
balance of the New Term Loan monthly at the applicable rate set forth in SECTION
                                                                         -------
3 above, on the first day of each calendar month commencing on May 1, 1996.
- -

          (B)  PRINCIPAL.  Obligors will pay the principal balance of the New
               ---------
Term Loan in:

               (I) two (2) installments of Two Hundred Thousand Dollars ($200,000.00) each, on June 1, 1996 and September 1, 1996;

               (II) twelve (12) equal and consecutive quarterly installments of Two Hundred Eighty Thousand Dollars ($280,000.00) each, on the first day of each calendar quarter commencing on December 1, 1996 and continuing through and ending September 1, 1999;

               (III) three (3) equal and consecutive quarterly installments of Three Hundred Fifty Thousand Dollars ($350,000.00) each, on the first day of each calendar quarter commencing on December 1, 1999 and continuing through and ending June 1, 2000; and

               (IV) one (1) final payment of the remaining principal balance of the New Term Loan, plus all accrued and unpaid interest thereon and all other sums due and owing in connection therewith on September 1, 2000.

     6.   FEE.  Contemporaneously with the execution hereof, Obligors shall pay
          ---
to Bank a loan fee for the New Term Loan in an amount equal to Sixty Thousand Dollars ($60,000.00). Bank may deduct such fee from any deposit account of Obligors, or any of them, maintained with Bank.

     7.   LATE CHARGE.  In the event that Obligors fail to pay any principal,
          -----------
interest or other fees or expenses due in connection with the New Term Loan for a period of at least fifteen (15) days past the applicable due date, in addition to paying such sums, Obligors shall pay a late charge equal to the lesser of (a) five percent (5%) of such past due payment, or (b) Two Thousand Five Hundred Dollars ($2,500.00), as compensation for the expenses incident to such past due payment.

     8.   PREPAYMENT OF THE NEW TERM LOAN.  Obligors may prepay all or any part
          -------------------------------
of the principal balance of the New Term Loan at any time, following delivery of not less than thirty (30) days prior written notice to Bank and upon payment of the applicable premium set forth below. All prepayments will be applied to the regularly scheduled payments in the inverse order in which they are due.

          (A) Each prepayment made on or prior to September 1, 1996 will be accompanied by a prepayment premium equal to five (5%) of the principal amount prepaid.

          (B) Each prepayment made after September 1, 1996 but on or prior to September 1, 1997 will be accompanied by a prepayment premium equal to four percent (4%) of the principal amount prepaid.

          (C) Each prepayment made after September 1, 1997 but on or prior to September 1, 1998 will be accompanied by a prepayment premium equal to three percent (3%) of the principal amount prepaid.

          (D) Each prepayment made after September 1, 1998 but on or prior to September 1, 1999 will be accompanied by a prepayment premium equal to two percent (2%) of the principal amount prepaid.

          (E) Each prepayment made after September 1, 1999 but on or prior to August 10, 2000 will be accompanied by a prepayment premium equal to one percent (1%) of the principal amount prepaid.

          Notwithstanding the foregoing to the contrary, within any fiscal year if Obligors sell any of the Mortgaged Properties as permitted under SECTION 6.5
                                                                    -----------
of the Loan Agreement and apply any portion of the proceeds thereof (not in excess of One Million Five Hundred Thousand Dollars ($1,500,000.00) per year) to the outstanding principal balance of the New Term Loan, Obligors shall not be required to pay the prepayment premium set forth in this SECTION 8 with respect
                                                         ---------
to that portion of the New Term Loan (not exceeding One Million Five Hundred Thousand Dollars ($1,500,000.00) per year) prepaid from such proceeds.

     9.   PAYMENT METHOD.  Obligors irrevocably authorize Bank to debit all
          --------------
payments required to be made by Obligors under the New Term Loan, on the date due, from any deposit account maintained by Obligors or any of them, with Bank; provided, however, prior to the occurrence of an Event of Default or an event
- --------  -------
which with the giving of notice or the passage of time or both would become an Event of Default, Obligors may designate which accounts maintained with Bank shall be so debited. Otherwise, Obligors will be obligated to make such payments directly to Bank. All payments are to be made in immediately available funds. If Bank accepts payment in any other form, such payment shall not be deemed to have been made until the funds comprising such payment have actually been received by or made available to Bank.

     10.  BANK INDEBTEDNESS; COLLATERAL.  The sums due Bank under and in
          -----------------------------
connection with the New Term Loan shall be deemed to be part of the Bank Indebtedness and all references in the Loan Agreement and all of the other Loan Documents to the term "Bank Indebtedness" shall hereinafter be deemed to include the New Term Loan. All sums due under and in connection with the New Term Loan shall be secured by all of the Collateral.

     11.  SUBORDINATED DEBT.  Contemporaneously with the execution hereof,
          -----------------
Obligors shall deliver to Bank evidence satisfactory to Bank that Obligors have notified Pennsylvania Blue Shield of the New Term Loan and have confirmed to Pennsylvania Blue Shield that after the incurrence of the indebtedness under the New Term Loan, Obligors' debt to equity ratio does not exceed 4.5 to 1.0 and, therefore, the New Term Loan constitutes "permitted additional senior indebtedness" under the notes evidencing the Subordinated Indebtedness of Obligors to Pennsylvania Blue Shield.

     12.  DEBT SERVICE COVERAGE RATIO.  SECTION 14.15 of the Loan Agreement is
          ---------------------------   -------------
amended to read, in its entirety, as follows:

          "14.15 `Debt Service Coverage Ratio' shall mean, for any
                  ---------------------------
          period, the ratio of (a) the consolidated Net Income of Obligors, plus depreciation, amortization and all other non-cash charges of Obligors for the period being tested, to (b) the current maturities of Obligors' consolidated long-term Indebtedness for the period being tested."

     13.  PAY-OFF LETTER.  Contemporaneously with the execution hereof, Obligors
          --------------
shall cause to be delivered to Bank a pay-off letter from the applicable Allied entities referenced in SECTION 2 above, which shall be in form and content
                       ---------
satisfactory to Bank.

     14.  SCHEDULES.  Certain of the Schedules to the Loan Agreement are updated
          ---------
in accordance with the Schedules attached hereto.

     15.  ADDITIONAL DOCUMENTS.  Obligors covenant and agree to execute and
          --------------------
deliver or cause to be executed and delivered to Bank any and all documents, agreements, corporate resolutions, certificates and opinions as Bank shall request in connection with the execution and delivery of this Amendment or any other documents in connection herewith, including, without limitation, the New Term Note.

     16.  FURTHER AGREEMENTS AND REPRESENTATIONS.  Obligors do hereby:
          --------------------------------------

          (A) ratify, confirm and acknowledge that the Loan Agreement, as amended, and the other Loan Documents continue to be and are valid, binding and in full force and effect;

          (B) covenant and agree to perform all obligations of Obligors contained herein and under the Loan Agreement, as amended, and the other Loan Documents;

          (C) acknowledge and agree that Obligors have no defense, set-off, counterclaim or challenge against the payment of any sums owing under Loan Documents, the enforcement of any of the terms of the Loan Agreement, as amended, or the other Loan Documents;

          (D) acknowledge and agree that all representations and warranties of Obligors contained in the Loan Agreement and/or the other Loan Documents, as amended, are true, accurate and correct on and as of the date hereof as if made on and as of the date hereof;

          (E) represent and warrant that no Event of Default (as defined in the Loan Agreement or any of the other Loan Documents) or event which with the giving of notice or passage of time or both would constitute such an Event of Default exists and all information described in the foregoing Background is true, accurate and complete;

          (F) acknowledge and agree that nothing contained herein and no actions taken pursuant to the terms hereof is intended to constitute a novation of the Loan Agreement or any of the other Loan Documents, and does not constitute a release, termination or waiver of any of the rights or remedies granted to the Bank therein, which rights and remedies are hereby ratified, confirmed, extended and continued as security for the obligations of Obligors to Bank under the Loan Agreement and the other Loan Documents, including, without limitation, this Amendment; and

          (G) acknowledge and agree that any Obligor's failure to comply with or perform any of its covenants, agreements or obligations contained in this Amendment shall constitute an Event of Default under the Loan Agreement and each of the Loan Documents.

     17.  COSTS AND EXPENSES.  Upon execution of this Amendment, Obligors shall
          ------------------
pay to Bank, all costs and expenses incurred by Bank in connection with the review, preparation and negotiation of this Amendment and all documents in connection therewith, including, without limitation, all of Bank's attorneys' fees and costs.

     18.  INCONSISTENCIES.  To the extent of any inconsistency between the
          ---------------
terms, conditions and provisions of this Amendment and the terms, conditions and provisions of the Loan Agreement or the other Loan Documents, the terms, conditions and provisions of this Amendment shall prevail. All terms, conditions and provisions of the Loan Agreement and the other Loan Documents not inconsistent herewith shall remain in full force and effect and are hereby ratified and confirmed by Obligors.

     19.  CONSTRUCTION.     All references to the Loan Agreement therein or in
          ------------
any other Loan Documents shall be deemed to be a reference to the Loan Agreement as amended hereby.

     20.  NO WAIVER.  Nothing contained herein and no actions taken pursuant to
          ---------
the terms hereof are intended to nor shall they constitute a waiver by the Bank of any rights or remedies available to Bank at law or in equity or as provided in the Loan Agreement or the other Loan Documents.

     21.  BINDING EFFECT.  This Amendment shall be binding upon and inure to the
          --------------
benefit of the parties hereto and their respective successors and assigns.

     22.  GOVERNING LAW.  This Amendment shall be governed by and construed in
          -------------
accordance with the laws of the Commonwealth of Pennsylvania.

     23.  HEADINGS.  The headings of the sections of this Amendment are inserted
          --------
for convenience only and shall not be deemed to constitute a part of this Amendment.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the date first above written.

                                    NOBEL EDUCATION DYNAMICS, INC.

                                    By:_________________________________________
                                    John R. Frock, Executive Vice President

                              BLUEGRASS REAL ESTATE COMPANY, INC.

                              By:___________________________________________
                              John R. Frock, Executive Vice President



                              IMAGINE EDUCATIONAL PRODUCTS, INC.

                              By:___________________________________________
                              John R. Frock, Executive Vice President



                              CHILDREN'S PARK, INCORPORATED

                              By:___________________________________________
                              John R. Frock, Executive Vice President



                              MERRYHILL SCHOOLS, INC.

                              By:___________________________________________
                              John R. Frock, Executive Vice President


                              ROCKING HORSE MANAGEMENT CORPORATION

                              By:___________________________________________
                              John R. Frock, Executive Vice President



                              EDUCO, INC.

                              By:___________________________________________
                              John R. Frock, Executive Vice President

                              FIRST VALLEY BANK


                              By:___________________________________________
                                  Brian C. Zwann,
                                  Senior Vice President

                       THIRD AMENDMENT AND MODIFICATION
                        TO LOAN AND SECURITY AGREEMENT
                        ------------------------------


     THIS THIRD AMENDMENT AND MODIFICATION TO LOAN AND SECURITY AGREEMENT (the "AMENDMENT") is made effective as of the 2nd day of July, 1996, by and among NOBEL EDUCATION DYNAMICS, INC. ("NOBEL"), BLUEGRASS REAL ESTATE COMPANY, INC. ("BLUEGRASS"), IMAGINE EDUCATIONAL PRODUCTS, INC. ("IMAGINE"), CHILDREN'S PARK, INCORPORATED ("CHILDREN'S"), MERRYHILL SCHOOLS, INC. ("MERRYHILL"), ROCKING HORSE MANAGEMENT CORPORATION ("ROCKING"), EDUCO, INC. ("EDUCO"), NEDI, INC. ("NEDI") (collectively, the "OBLIGORS") and FIRST VALLEY BANK ("BANK").

                                  BACKGROUND
                                  ----------

     A. By a Loan and Security Agreement dated August 30, 1995 (as amended by those certain amendments dated September 1, 1995 and April 4, 1996, the "LOAN AGREEMENT"), among Nobel, Bluegrass, Imagine, Children's, Merryhill, Rocking, Educo (collectively, the "ORIGINAL OBLIGORS") and Bank, Bank agreed, inter alia,
                                                                     ----- ----
to extend to the Original Obligors a (i) revolving Line of Credit in the principal amount of up to Seven Million Five Hundred Thousand Dollars ($7,500,000.00) (the "LINE"), (ii) term loan in the original principal amount of Seven Million Five Hundred Thousand Dollars ($7,500,000.00) (the "TERM LOAN") and (iii) term loan in the original principal amount of Six Million Dollars ($6,000,000.00) (the "NEW TERM LOAN").

     B.  The Original Obligors' obligations to repay the sums advanced under the
(i) Line is evidenced by that certain Line Note from the Original Obligors to Bank dated August 30, 1995 in the face amount of Seven Million Five Hundred Thousand Dollars ($7,500,000.00) (the "LINE NOTE"), and (ii) Term Loan is evidenced by that certain Term Note from the Original Obligors to Bank dated August 30, 1995 in the original principal amount of Seven Million Five Hundred Thousand Dollars ($7,500,000.00) (the "TERM NOTE") and (iii) New Term Loan is evidenced by that certain New Term Note from the original Obligors to Bank dated April 14, 1996 in the original principal amount of Six Million Dollars ($6,000,000.00) (the "NEW TERM NOTE").

     C. Obligors and Bank desire to further amend the Loan Agreement in accordance with the terms and conditions hereof.

     D. Capitalized terms not otherwise defined herein will have the meanings set forth therefor in the Loan Agreement.

     NOW, THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:

     1.   CREATION OF SUBSIDIARY. NEDI, a California corporation, has been
          ----------------------
created as a wholly owned subsidiary of Nobel. NEDI has been capitalized with a cash contribution of Fifteen Million Dollars ($15,000,000) from Nobel. NEDI intends to make a loan to Nobel in the amount of Fifteen Million Dollars ($15,000,000). Bank consents to the creation of NEDI as a wholly owned subsidiary of Nobel and to the capitalization and inter-company loan referred to above.

     2.   ADDITIONAL OBLIGOR.  From and after the date hereof, NEDI shall be an
          ------------------
"Obligor" under the Loan Agreement and shall be bound by all the terms and conditions thereof. Unless otherwise specifically restated for NEDI hereunder, all representations, warranties and covenants under the Loan Agreement shall be deemed to be the representations, warranties and covenants of NEDI as if NEDI were originally named as an "Obligor" under the Loan Agreement. All references to Obligors in the Loan Agreement and the other Loan Documents shall hereafter be deemed a reference to the Original Obligors and NEDI, collectively.

     3.   SECURITY. As security for the full and timely payment and performance
          --------
of all Bank Indebtedness, NEDI hereby grants to Bank a security interest in all of the following:

          (A) All of NEDI's present and future accounts, contract rights, chattel paper, instruments and documents and all other rights to the payment of money whether or not yet earned, for services rendered or goods sold, consigned, leased or furnished by NEDI or otherwise, together with (i) all goods (including any returned, rejected, repossessed or consigned goods), the sale, consignment, lease or other furnishings of which shall be given or may give rise to any of the foregoing, (ii) all of NEDI's rights as a consignor, consignee, unpaid vendor or other lienor in connection therewith, including stoppage in transit, set-off, detinue, replevin and reclamation, (iii) all general intangibles related thereto, (iv) all guaranties, mortgages, security interests, assignments, and other encumbrances on real or personal property, leases and other agreements or property securing or relating to any accounts, (v) choses-in action, claims and judgments, (vi) any return or unearned premiums, which may be due upon cancellation of any insurance policies, and (vii) all products and proceeds of any of the foregoing.

          (B) All of NEDI's present and future inventory (including but not limited to goods held for sale or lease or furnished or to be furnished under contracts for service, raw materials, work-in-process, finished goods and goods used or consumed in NEDI's business) whether owned, consigned or held on consignment, together with all merchandise, component materials, supplies, packing, packaging and shipping materials, and all returned, rejected or repossessed goods sold, consigned, leased or otherwise furnished by NEDI and all products and proceeds of any of the foregoing.

          (C) All of NEDI's present and future general intangibles (including but not limited to tax refunds and rebates, manufacturing and processing rights, designs, patent rights and applications therefor, trademarks and registration or applications therefor, tradenames, brand names, logos, inventions, copyrights and all applications and registrations therefor), licenses, permits, approvals, software and computer programs, license rights, royalties, trade secrets, methods, processes, know-how, formulas, drawings, specifications, descriptions, label designs, plans, blueprints, patterns and all memoranda, notes and records with respect to any research and development, and all products and proceeds of any of the foregoing.

          (D) All of NEDI's present and future machinery, equipment, furniture, fixtures, motor vehicles, tools, dies, jigs, molds and other articles of tangible personal property of every type together with all parts, substitutions, accretions, accessions, attachments, accessories, additions, components and replacements thereof, and all manuals of operation, maintenance or repair, and all products and proceeds of any of the foregoing.

          (E) All of NEDI's present and future general ledger sheets, files, records, customer lists, books of account, invoices, bills, certificates or documents of ownership, bills of sale, business papers, correspondence, credit files, tapes, cards, computer runs and all other data and data storage systems whether in the possession of NEDI or any service bureau.

          (F) All letters of credit now existing or hereafter issued naming NEDI as a beneficiary or assigned to NEDI, including the right to receive payment thereunder, and all documents and records associated therewith.

          (G) All deposits, funds, instruments, documents, policies and evidence and certificates of insurance, securities, chattel paper and other assets of NEDI or in which NEDI has an interest and all proceeds thereof, now or at any time hereafter on deposit with or in the possession or control of Bank or owing by Bank to NEDI or in transit by mail or carrier to Bank or in the possession of any other Person acting on Bank's behalf, without regard to whether Bank received the same in pledge, for safekeeping, as agent for collection or otherwise, or whether Bank has conditionally released the same, and in all assets of NEDI in which Bank now has or may at any time hereafter obtain a lien, mortgage, or security interest for any reason.

          (H) All stocks, bonds, treasury securities, commercial paper, mutual funds and other investments or securities of any nature now or hereafter acquired by NEDI, and all interest, dividends and other proceeds thereof (collectively, the "SECURITIES") including, without limitation, all Securities now or hereafter held for NEDI in an account with Smith Barney, and all replacements and substitutions thereof.

     4.   REPRESENTATIONS, WARRANTIES AND COVENANTS.  NEDI hereby joins in and
          -----------------------------------------
ratifies and confirms all of the representations and warranties in the Loan Agreement and agrees to be bound by and to comply with all of the covenants set forth therein.

     5.   ADDITIONAL DOCUMENTS. NEDI and the other Obligors, as applicable,
          --------------------
covenant and agree to execute and deliver or cause to be executed and delivered to Bank any and all documents, agreements, corporate resolutions, certificates and opinions as Bank shall request in connection with the execution and delivery of this Amendment or any other documents in connection herewith, including, without limitation, an Allonge to the Line Note, an Allonge to the Term Note, an Allonge to the New Term Note, UCC-1 Financing Statements, a Securities Pledge Agreement, a Stock Pledge

Agreement, Stock Powers, and an agreement with SmithBarney concerning the disposition of the Securities held for NEDI by Smith Barney.

     6.   FURTHER AGREEMENTS AND REPRESENTATIONS.  Obligors do hereby:
          --------------------------------------

          (A) ratify, confirm and acknowledge that the Loan Agreement, as amended, and the other Loan Documents continue to be and are valid, binding and in full force and effect;

          (B) covenant and agree to perform all obligations of Obligors contained herein and under the Loan Agreement, as amended, and the other Loan Documents;

          (C) acknowledge and agree that Obligors have no defense, set-off, counterclaim or challenge against the payment of any sums owing under Loan Documents, the enforcement of any of the terms of the Loan Agreement, as amended, or the other Loan Documents;

          (D) represent and warrant that no Event of Default (as defined in the Loan Agreement or any of the other Loan Documents) or event which with the giving of notice or passage of time or both would constitute such an Event of Default exists and all information described in the foregoing Background is true, accurate and complete;

          (E) acknowledge and agree that nothing contained herein and no actions taken pursuant to the terms hereof is intended to constitute a novation of the Loan Agreement or any of the other Loan Documents, and does not constitute a release, termination or waiver of any of the rights or remedies granted to the Bank therein, which rights and remedies are hereby ratified, confirmed, extended and continued as security for the obligations of Obligors to Bank under the Loan Agreement and the other Loan Documents, including, without limitation, this Amendment; and

          (F) acknowledge and agree that any Obligor's failure to comply with or perform any of its covenants, agreements or obligations contained in this Amendment shall constitute an Event of Default under the Loan Agreement and each of the Loan Documents.

     7.   COSTS AND EXPENSES. Upon execution of this Amendment, Obligors shall
          ------------------
pay to Bank, all costs and expenses incurred by Bank in connection with the review, preparation and negotiation of this Amendment and all documents in connection therewith, including, without limitation, all of Bank's attorneys' fees and costs.

     8.   INCONSISTENCIES. To the extent of any inconsistency between the terms,
          ---------------
conditions and provisions of this Amendment and the terms, conditions and provisions of the Loan Agreement or the other Loan Documents, the terms, conditions and provisions of this Amendment shall prevail. All terms, conditions and provisions of the Loan Agreement and the other Loan Documents not inconsistent herewith shall remain in full force and effect and are hereby ratified and confirmed by Obligors.

     9.   CONSTRUCTION. All references to the Loan Agreement therein or in any
          ------------
other Loan Documents shall be deemed to be a reference to the Loan Agreement as amended hereby.

     10.  NO WAIVER.  Nothing contained herein and no actions taken pursuant
          ---------
to the terms hereof are intended to nor shall they constitute a waiver by the Bank of any rights or remedies available to Bank at law or in equity or as provided in the Loan Agreement or the other Loan Documents.

     11.  BINDING EFFECT.  This Amendment shall be binding upon and inure to
          --------------
  the benefit of the parties hereto and their respective successors and assigns.

     12.  GOVERNING LAW.  This Amendment shall be governed by and construed in
          -------------
  accordance with the laws of the Commonwealth of Pennsylvania.

     13.  HEADINGS.  The headings of the sections of this Amendment are
          --------
  inserted for convenience only and shall not be deemed to constitute a part of this Amendment.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the date first above written.


                                      NOBEL EDUCATION DYNAMICS, INC.


                                      By:____________________________________
                                      Name/Title:____________________________
  [CORPORATE SEAL]
                                      Attest:________________________________
                                      Name/Title:____________________________


                                      BLUEGRASS REAL ESTATE
                                      COMPANY, INC.


                                      By:____________________________________
                                      Name/Title:____________________________
  [CORPORATE SEAL]
                                      Attest:________________________________
                                      Name/Title:____________________________


                                      IMAGINE EDUCATIONAL PRODUCTS, INC.


                                      By:____________________________________
                                      Name/Title:____________________________
  [CORPORATE SEAL]
                                      Attest:________________________________

                                      Name/Title:____________________________


                                      CHILDREN'S PARK, INCORPORATED


                                      By:____________________________________
                                      Name/Title:____________________________
  [CORPORATE SEAL]
                                      Attest:________________________________
                                      Name/Title:____________________________


                                      MERRYHILL SCHOOLS, INC.


                                      By:____________________________________
                                      Name/Title:____________________________
  [CORPORATE SEAL]
                                      Attest:________________________________
                                      Name/Title:____________________________


                                      ROCKING HORSE MANAGEMENT
                                      CORPORATION


                                      By:____________________________________
                                      Name/Title:____________________________
  [CORPORATE SEAL]
                                      Attest:________________________________
                                      Name/Title:____________________________


                                      EDUCO, INC.


                                      By:____________________________________
                                      Name/Title:____________________________
  [CORPORATE SEAL]
                                      Attest:________________________________
                                      Name/Title:____________________________

                                      NEDI, INC.


                                      By:____________________________________
                                      Name/Title:____________________________

  [CORPORATE SEAL]
                                      Attest:________________________________
                                      Name/Title:____________________________


                                      FIRST VALLEY BANK


                                      By:_______________________________
                                           Brian C. Zwaan, Senior Vice President